EXHIBIT 11
                      COMPUTATION OF EARNINGS PER SHARE

                                        Three Months Ended       Nine Months Ended
                                       ---------------------   ---------------------
                                       June 28,    June 28,    June 28,    June 28,
                                         1997        1996        1997        1996
                                       ---------   ---------   ---------   ---------

Primary
Weighted Average Shares Outstanding    1,314,790   1,298,238   1,311,427   1,297,369
Dilutive Effect of Stock Options               -     267,687           -     178,563
                                       ---------------------------------------------
Weighted Average Common and
 Equivalent Shares Outstanding         1,314,790   1,565,925   1,311,427   1,475,932
                                       =============================================

Fully Diluted
Weighted Average Shares Outstanding    1,314,790   1,298,238   1,311,427   1,297,369
Dilutive Effect of Stock Options               -     278,271           -     229,725
                                       ---------------------------------------------
Weighted Average Common and
 Equivalent Shares Outstanding         1,314,790   1,576,509   1,311,427   1,527,094
                                       =============================================